UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2022

BURLINGTON STORES, INC.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2006 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 26, 2022, Burlington Stores, Inc. issued a press release announcing its operating results for the first quarter ended April 30, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information contained in this Item 2.02, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Appointment of Kristin Wolfe to Executive Vice President and Chief Financial Officer

On May 26, 2022, Burlington Stores, Inc. (the “Company”) announced that Kristin Wolfe has been appointed as the Company’s new Executive Vice President and Chief Financial Officer. Ms. Wolfe is expected to commence employment with the Company on or about August 1, 2022 (the “Commencement Date”).

Ms. Wolfe, 44, has over thirteen years of off-price experience and has served in a wide range of financial, strategic and operational roles. She most recently served as the Group Senior Vice President, Corporate Finance of Ross Stores, Inc. from 2021 through her resignation in May 2022. Prior to that, she was Ross Stores’ Senior Vice President, Store Operations from 2018 to 2021, Group Vice President, Store Finance and Strategy from 2016 to 2018, Vice President, Store Finance and Strategy from 2014 to 2016, Senior Director, Corporate Strategy from 2012 to 2014 and Director, Store Operations Finance from 2009 to 2012. Ms. Wolfe held various roles over a 10-year period with Bain & Company.

On May 24, 2022, the Company entered into an agreement with Ms. Wolfe describing the terms of her employment (the “Employment Agreement”). The payments and benefits to which Ms. Wolfe is entitled under the Employment Agreement include: (i) an annual base salary of $750,000; (ii) participation in the Company’s annual incentive program (with an annual target bonus opportunity of 75% of annual base salary and a pro-rated bonus for fiscal 2022); (iii) participation in the Company’s long-term incentive program, with a target grant date fair value for Ms. Wolfe’s fiscal year 2022 long-term incentive award equal to $1,500,000 pro-rated for her time of service during fiscal 2022; (iv) a cash sign-on bonus of $1,100,000 (the “Sign-On Bonus”); and (v) a one-time long-term incentive grant (the “Make-Whole Grant”) with a target grant date fair value of $3,500,000, vesting over three years, and with accelerated vesting upon a termination without cause or due to death or disability. The Make-Whole Grant is intended to compensate Ms. Wolfe for the estimated value of forfeited equity awards from her prior employer and the Sign-On Bonus is intended to compensate Ms. Wolfe for the estimated value of certain forfeited compensation from her prior employer as well as certain relocation costs.

The Employment Agreement (Exhibit 10.1) and the agreements covering the Make-Whole Grant (Exhibits 10.2 and 10.3) describe these payments and benefits and provide more detail on other terms and conditions such as the vesting provisions for equity awards, severance arrangements, including two years of salary continuation, for different termination scenarios, and participation in company benefit plans. The foregoing summary is qualified in its entirety by these agreements, which are incorporated herein by reference in their entirety.

The Company issued a press release on May 26, 2022 announcing Ms. Wolfe’s appointment, a copy of which is furnished as Exhibit 99.2 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated May 24, 2022 by and between Burlington Stores, Inc. and Kristin Wolfe
10.2

Form of Restricted Stock Unit Award Notice and Agreement between Burlington Stores, Inc. and Kristin Wolfe pursuant to the Burlington Stores, Inc. 2022 Omnibus Incentive Plan (for Make-Whole RSU Award)

10.3	Form of Stock Option Award Notice and Agreement between Burlington Stores, Inc. and Kristin Wolfe pursuant to the Burlington Stores, Inc. 2022 Omnibus Incentive Plan (for Make-Whole Option Award)
99.1	Press Release dated May 26, 2022 (earnings release announcement)
99.2	Press Release dated May 26, 2022 (announcement regarding appointment of Chief Financial Officer)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ David Glick
David Glick Group Senior Vice President of Investor Relations and Treasurer

Date: May 26, 2022